UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2007

United Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

 (State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

United Western Bancorp, Inc. (“ the Company”) has sponsored six trusts (the “Trusts”) in prior years for the purpose of issuing Company-obligated, mandatorily redeemable, preferred capital securities (the “Capital Securities”) to third-party investors. The Trusts then invest all of the proceeds received from the sale of the Capital Securities in junior subordinated debt securities of the Company (the “Debentures”). The Debentures held by each Trust are the sole assets of that Trust. The Company owns all of the common securities of each Trust. Distributions on the Capital Securities issued by each Trust are payable to the third party investors either quarterly or semiannually at a rate per annum equal to the interest rate being earned by the trust on the Debentures held by that Trust. The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Debentures. The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the Capital Securities, subject to the terms of each of the guarantees.

In its Form 10-Q for the Quarterly Period ended March 31, 2007, the Company disclosed that it had notified the trustee of one of the Trusts, Matrix Capital Bancorp Trust IV (“Trust IV”) of its intention to redeem, at par value, the entire outstanding balance of $5,000,000 of the Capital Securities of Trust IV on the first redemption date of June 8, 2007.

On June 8, 2007, the Company redeemed the entire outstanding balance of $5,000,000 of the Trust IV Capital Securities at par value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2007

UNITED WESTERN BANCORP, INC.

By:	/s/ Jeffrey R. Leventhal
Jeffrey R. Leventhal
Senior Vice President, General Counsel and Secretary